Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Trevor Burns	Kate Walker
Investor Relations	Media Relations
trevor.burns@equifax.com	mediainquiries@equifax.com

"Equifax Delivers Record 2022 Revenue of $5.122 Billion"

ATLANTA, February 8, 2023 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2022.

•Full year 2022 revenue grew 4% to $5.122 billion, offsetting the significant 23% mortgage revenue decline
•Fourth quarter 2022 revenue of $1.198 billion was down 4% due to a 41% decline in mortgage revenue
•Workforce Solutions 4Q non-mortgage revenue growth of 17% with strong growth in Talent and Government
•USIS 4Q non-mortgage revenue growth of 10% with strong 19% Online non-mortgage revenue growth
•International 4Q constant currency revenue growth of 9%
•Strong new product innovation leveraging new EFX Cloud with record 4Q Vitality Index of 14%
•Accelerating Cloud cost savings and executing broader restructuring to deliver $200 million of spending reduction in 2023, including $120 million in expense and $80 million in capital spending reductions

"We delivered a strong 2022 with 17% non-mortgage growth in an unprecedented mortgage market decline. Fourth quarter revenue of $1.198 billion was down 4%, given the significant 41% decline in mortgage revenue. Our non-mortgage business, which was over 80% of Equifax in the fourth quarter, delivered very strong constant currency revenue growth of 12%, reflecting broad-based strength across our businesses. Workforce Solutions, our largest and fastest growing business, delivered another exceptional quarter with very strong 17% Non-Mortgage growth. USIS saw very strong Online non-mortgage growth of 19% and International had a strong quarter, finishing with constant dollar revenue growth of 9%," said Mark W. Begor, Equifax Chief Executive Officer. "We have strong momentum as we enter a more uncertain 2023 and are continuing to reinvest our outperformance in strategic bolt-on acquisitions that further position Equifax for diversified growth, including our offer to acquire Boa Vista Serviços, the second largest credit bureau in Brazil, which will expand Equifax capabilities in the large and fast-growing Brazilian market and add to our diverse International portfolio.”

"We are confident in the future of the New Equifax as we deliver strong, double-digit non-mortgage growth, finalize our EFX Cloud transformation, leverage our new Cloud capabilities to accelerate new product roll-outs that ‘Only Equifax’ can provide, and invest in new product and data and analytics capabilities to drive future growth in 2023 and beyond. We are issuing our full-year 2023 guidance midpoint expectation of revenue of $5.325 billion, with strong Non-Mortgage growth of approximately 8% and Adjusted EPS of $7.20. This reflects our expectation of a continued 30% decline in the U.S. mortgage market and uncertain 2023 economic environment. To respond to the declining mortgage market and uncertain economy, we are accelerating our data and technology Cloud transformation cost savings and executing broader proactive cost actions to deliver $200 million of spending reduction in 2023, including $120 million in expense and $80 million in capital spending reductions. We are energized about the New Equifax and remain confident in our long-term 8-12% growth framework that will deliver higher margins and free cash flow."

Financial Results Summary

The Company reported revenue of $1,198.0 million in the fourth quarter of 2022, a 4 percent decrease on a reported basis and a 2 percent decrease on a local currency basis from the fourth quarter of 2021.

Fourth quarter 2022 diluted EPS attributable to Equifax was $0.88 per share, down from $0.99 per share in the fourth quarter of 2021.

Net income attributable to Equifax of $108.2 million was down from $122.1 million in the fourth quarter of 2021.

For the full year 2022, revenue was $5,122.2 million, a 4 percent increase from 2021 on a reported basis and 6 percent increase on a local currency basis. Diluted EPS attributable to Equifax was $5.65 per share, down from $6.02 per share for the full year 2021. Net income attributable to Equifax was $696.2 million, down from net income of $744.2 million for the full year 2021.

Workforce Solutions fourth quarter results

•Total revenue was $508.4 million in the fourth quarter of 2022, down 4 percent from the fourth quarter of 2021. Operating margin for Workforce Solutions was 36.5 percent in the fourth quarter of 2022 compared to 40.5 percent in the fourth quarter of 2021. Adjusted EBITDA margin for Workforce Solutions was 46.8 percent in the fourth quarter of 2022, compared to 48.4 percent in the fourth quarter of 2021.
•Verification Services revenue was $398.6 million, down 7 percent when compared to the fourth quarter of 2021.
•Employer Services revenue was $109.8 million, up 5 percent when compared to the fourth quarter of 2021.

USIS fourth quarter results

•Total revenue was $405.9 million in the fourth quarter of 2022, down 6 percent compared to the fourth quarter of 2021. Operating margin for USIS was 21.4 percent in the fourth quarter of 2022, compared to 30.5 percent in the fourth quarter of 2021. Adjusted EBITDA margin for USIS was 35.3 percent in the fourth quarter of 2022, compared to 39.4 percent in the fourth quarter of 2021.
•Online Information Solutions revenue was $308.0 million, down 2 percent when compared to the fourth quarter of 2021.
•Mortgage Solutions revenue was $26.0 million, down 36 percent when compared to the fourth quarter of 2021.
•Financial Marketing Services revenue was $71.9 million, down 9 percent when compared to the fourth quarter of 2021.

International fourth quarter results

•Total revenue was $283.7 million in the fourth quarter of 2022, down 1 percent and up 9 percent from the fourth quarter of 2021 on both a reported and local currency basis, respectively. Operating margin for International was 12.4 percent in the fourth quarter of 2022, compared to 16.1 percent in the fourth quarter of 2021. Adjusted EBITDA margin for International was 25.8 percent in the fourth quarter of 2022, compared to 29.9 percent in the fourth quarter of 2021.
•Asia Pacific revenue was $84.6 million, down 4 percent from the fourth quarter of 2021 on a reported basis and up 6 percent on a local currency basis.
•Europe revenue was $81.5 million, down 10 percent from the fourth quarter of 2021 on a reported basis and up 3 percent on a local currency basis.
•Latin America revenue was $53.3 million, up 18 percent from the fourth quarter of 2021 on a reported basis and up 31 percent on a local currency basis.
•Canada revenue was $64.3 million, up 1 percent from the fourth quarter of 2021 on a reported basis and up 7 percent on a local currency basis.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.52 for the fourth quarter of 2022, down 18 percent compared to the fourth quarter of 2021. Adjusted EBITDA margin was 31.0 percent for the fourth quarter of 2022, compared to 32.2 percent in the fourth quarter of 2021.
•Full year adjusted EPS attributable to Equifax was $7.56, down 1 percent from the prior year period. Full year adjusted EBITDA margin was 33.6 percent compared to 33.9 percent in 2021.
•These financial measures exclude adjustments as described further in the Non-GAAP Financial Measures section below.

2023 First Quarter and Full Year Guidance
	Q1 2023		FY 2023
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.270 billion	$1.290 billion	$5.275 billion	$5.375 billion
Reported Revenue Growth	(6.8)%	(5.4)%	3.0%	4.9%
Local Currency Growth (1)	(5.7)%	(4.3)%	3.2%	5.1%
Organic Local Currency Growth (1)	(7.1)%	(5.7)%	2.2%	4.1%
Adjusted Earnings Per Share	$1.30 per share	$1.40 per share	$7.05 per share	$7.35 per share

(1)Refer to page 10 for definitions.

About Equifax
At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by more than 14,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on February 9, 2023 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, legal expenses related to the 2017 cybersecurity incident, fair value adjustment and gain on sale of equity investment, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, gain on settlement of Canada pension plan, and adjustments to deferred tax balances. All adjustments are net of tax, with a reconciling item for the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities, the U.S. mortgage market, economic conditions and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our technology, data and security cloud transformation, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, changes in the U.S. mortgage market environment, as well as changes more generally in U.S. and worldwide economic conditions that materially impact consumer spending, such as rising interest rates and inflation, consumer debt and employment and the demand for Equifax’s products and services. Further deteriorations in economic conditions or interest rate increases could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also continue to impact financial markets and corporate credit markets which could adversely impact our access to financing or the terms of any financing. Other risk factors include the impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets, such as rising interest rates and inflation; potential adverse developments in new and pending legal proceedings or government investigations; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2021 including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
(In millions, except per share amounts)	2022	2021
Operating revenue	$1,198.0	$1,253.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	539.2	525.7
Selling, general and administrative expenses	340.4	343.1
Depreciation and amortization	142.3	132.2
Total operating expenses	1,021.9	1,001.0
Operating income	176.1	252.2
Interest expense	(54.6)	(38.5)
Other income (expense), net	19.8	(75.5)
Consolidated income before income taxes	141.3	138.2
Provision for income taxes	(32.2)	(15.2)
Consolidated net income	109.1	123.0
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(0.9)	(0.9)
Net income attributable to Equifax	$108.2	$122.1
Basic earnings per common share:
Net income attributable to Equifax	$0.88	$1.00
Weighted-average shares used in computing basic earnings per share	122.5	122.0
Diluted earnings per common share:
Net income attributable to Equifax	$0.88	$0.99
Weighted-average shares used in computing diluted earnings per share	123.3	123.8
Dividends per common share	$0.39	$0.39

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2022	2021
Operating revenue	$5,122.2	$4,923.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	2,177.2	1,980.9
Selling, general and administrative expenses	1,328.9	1,324.6
Depreciation and amortization	560.1	480.4
Total operating expenses	4,066.2	3,785.9
Operating income	1,056.0	1,138.0
Interest expense	(183.0)	(145.6)
Other income (expense), net	56.7	(43.2)
Consolidated income before income taxes	929.7	949.2
Provision for income taxes	(229.5)	(200.7)
Consolidated income from continuing operations	700.2	748.5
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(4.0)	(4.3)
Net income attributable to Equifax	$696.2	$744.2
Basic earnings per common share:
Net income attributable to Equifax	$5.69	$6.11
Weighted-average shares used in computing basic earnings per share	122.4	121.9
Diluted earnings per common share:
Net income attributable to Equifax	$5.65	$6.02
Weighted-average shares used in computing diluted earnings per share	123.3	123.6
Dividends per common share	$1.56	$1.56

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,
(In millions, except par values)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$285.2	$224.7
Trade accounts receivable, net of allowance for doubtful accounts of $19.1 and $13.9 at December 31, 2022 and 2021, respectively	857.7	727.6
Prepaid expenses	134.3	108.4
Other current assets	93.3	60.2
Total current assets	1,370.5	1,120.9
Property and equipment:
Capitalized internal-use software and system costs	2,139.1	1,727.3
Data processing equipment and furniture	281.4	299.6
Land, buildings and improvements	261.6	250.3
Total property and equipment	2,682.1	2,277.2
Less accumulated depreciation and amortization	(1,095.1)	(961.3)
Total property and equipment, net	1,587.0	1,315.9
Goodwill	6,383.9	6,258.1
Indefinite-lived intangible assets	94.8	94.9
Purchased intangible assets, net	1,818.5	1,898.0
Other assets, net	293.2	353.1
Total assets	$11,547.9	$11,040.9
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$967.2	$824.8
Accounts payable	250.8	211.6
Accrued expenses	229.0	237.5
Accrued salaries and bonuses	138.7	257.9
Deferred revenue	132.9	121.3
Other current liabilities	296.6	638.2
Total current liabilities	2,015.2	2,291.3
Long-term debt	4,820.1	4,470.1
Deferred income tax liabilities, net	460.3	358.2
Long-term pension and other postretirement benefit liabilities	100.4	130.1
Other long-term liabilities	178.6	190.0
Total liabilities	7,574.6	7,439.7
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2022 and 2021; Outstanding shares - 122.5 and 122.1 at December 31, 2022 and 2021, respectively	236.6	236.6
Paid-in capital	1,594.2	1,536.7
Retained earnings	5,256.0	4,751.6
Accumulated other comprehensive loss	(473.7)	(295.4)
Treasury stock, at cost, 66.2 shares and 66.6 shares at December 31, 2022 and 2021, respectively	(2,650.7)	(2,639.2)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2022 and 2021, respectively	(5.9)	(5.9)
Total Equifax shareholders’ equity	3,956.5	3,584.4
Noncontrolling interests including redeemable noncontrolling interests	16.8	16.8
Total shareholders’ equity	3,973.3	3,601.2
Total liabilities and equity	$11,547.9	$11,040.9

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
(In millions)	2022	2021
Operating activities:
Consolidated net income	$700.2	$748.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	568.6	489.6
Stock-based compensation expense	62.6	54.9
Deferred income taxes	88.1	9.3
(Gain) Loss on fair market value adjustment and gain on sale of equity investment	(36.8)	63.6
Gain on sale of asset	—	(4.6)
Gain on divestiture	—	(0.2)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(138.6)	(66.2)
Other assets, current and long-term	(22.4)	16.4
Current and long-term liabilities, excluding debt	(464.6)	23.5
Cash provided by operating activities	757.1	1,334.8
Investing activities:
Capital expenditures	(624.5)	(469.0)
Acquisitions, net of cash acquired	(433.8)	(2,935.6)
Cash received from sale of asset	—	4.9
Cash received from divestitures	98.8	1.5
Investment in unconsolidated affiliates, net	—	—
Cash used in investing activities	(959.5)	(3,398.2)
Financing activities:
Net short-term borrowings	242.2	323.4
Payments on long-term debt	(500.0)	(1,100.2)
Proceeds from issuance of long-term debt	749.3	1,697.1
Treasury stock purchases	—	(69.9)
Dividends paid to Equifax shareholders	(191.1)	(190.0)
Dividends paid to noncontrolling interests	(3.1)	(6.5)
Proceeds from exercise of stock options and employee stock purchase plan	16.9	46.8
Payment of taxes related to settlement of equity awards	(33.9)	(57.3)
Purchase of redeemable noncontrolling interests	(0.4)	(11.2)
Debt issuance costs	(6.2)	(14.5)
Cash provided by financing activities	273.7	617.7
Effect of foreign currency exchange rates on cash and cash equivalents	(10.8)	(14.2)
Increase (decrease) in cash and cash equivalents	60.5	(1,459.9)
Cash and cash equivalents, beginning of period	224.7	1,684.6
Cash and cash equivalents, end of period	$285.2	$224.7

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue for the fourth quarter and the full year by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2022	2021	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$398.6	$426.6	$(28.0)	(7)%		(7)%
Employer Services	109.8	105.0	4.8	5%		(3)%
Total Workforce Solutions	508.4	531.6	(23.2)	(4)%		(6)%
Online Information Solutions	308.0	313.9	(5.9)	(2)%		(5)%
Mortgage Solutions	26.0	40.7	(14.7)	(36)%		(36)%
Financial Marketing Services	71.9	79.4	(7.5)	(9)%		(9)%
Total U.S. Information Solutions	405.9	434.0	(28.1)	(6)%		(8)%
Asia Pacific	84.6	88.4	(3.8)	(4)%	6%	6%
Europe	81.5	90.3	(8.8)	(10)%	3%	3%
Latin America	53.3	45.3	8.0	18%	31%	21%
Canada	64.3	63.6	0.7	1%	7%	7%
Total International	283.7	287.6	(3.9)	(1)%	9%	8%
Total operating revenue	$1,198.0	$1,253.2	$(55.2)	(4)%	(2)%	(4)%

(In millions)	Twelve Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2022	2021	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$1,871.0	$1,608.9	$262.1	16%		9%
Employer Services	454.4	426.5	27.9	7%		(3)%
Total Workforce Solutions	2,325.4	2,035.4	290.0	14%		6%
Online Information Solutions	1,295.4	1,349.8	(54.4)	(4)%		(6)%
Mortgage Solutions	138.3	190.4	(52.1)	(27)%		(27)%
Financial Marketing Services	224.0	246.5	(22.5)	(9)%		(9)%
Total U.S. Information Solutions	1,657.7	1,786.7	(129.0)	(7)%		(8)%
Asia Pacific	348.4	356.0	(7.6)	(2)%	6%	6%
Europe	327.8	319.9	7.9	2%	14%	14%
Latin America	206.8	175.9	30.9	18%	29%	21%
Canada	256.1	250.0	6.1	2%	6%	6%
Total International	1,139.1	1,101.8	37.3	3%	12%	11%
Total operating revenue	$5,122.2	$4,923.9	$198.3	4%	6%	2%

(1)Local currency revenue change is calculated by conforming 2022 results using 2021 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What is the estimate of the change in overall U.S. Mortgage Market transaction volume that is included in the 2023 first quarter and full year guidance provided?

Equifax estimates the change year over year in overall U.S. Mortgage Market transaction volume as being equal to the change in total U.S. mortgage credit inquiries received by Equifax. The change year over year in total U.S. mortgage credit inquiries received by Equifax in the fourth quarter of 2022 was a decline of 54%. The guidance provided on page 3 assumes a change year over year in total U.S. Mortgage Market Credit inquiries received by Equifax in the first quarter of 2023 to be a decline of less than 55%. For full year 2023 our guidance assumes a decline of approximately 30%.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, legal expense related to the 2017 cybersecurity incident, fair value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, gain on settlement of Canada pension plan, adjustments to deferred tax balances and income tax adjustments:

	Three Months Ended December 31,
(In millions, except per share amounts)	2022	2021	$ Change	% Change
Net income attributable to Equifax	$108.2	$122.1	$(13.9)	(11)%
Acquisition-related amortization expense of certain acquired intangibles (1)	62.3	56.8	5.5	10%
Legal expenses related to the 2017 cybersecurity incident (2)	0.2	0.3	(0.1)	(33)%
Fair market value adjustment of equity investment (3)	(14.2)	63.8	(78.0)	nm
Pension mark-to-market fair value adjustment (4)	(1.4)	20.2	(21.6)	nm
Foreign currency impact of certain intercompany loans (5)	1.4	0.4	1.0	nm
Acquisition-related costs other than acquisition amortization (6)	25.3	8.9	16.4	nm
Legal settlement (7)	—	(6.5)	6.5	nm
Realignment of internal resources and other costs (8)	24.0	8.6	15.4	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (9)	(0.5)	(4.9)	4.4	(90)%
Argentina highly inflationary foreign currency adjustment (10)	0.1	0.1	—	nm
Tax impact of adjustments (13)	(18.3)	(41.6)	23.3	(56)%
Net income attributable to Equifax, adjusted for items listed above	$187.1	$228.2	$(41.1)	(18)%
Diluted EPS attributable to Equifax, adjusted for items listed above	$1.52	$1.84	$(0.32)	(18)%
Weighted-average shares used in computing diluted EPS	123.3	123.8

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2022	2021	$ Change	% Change
Net income attributable to Equifax	$696.2	$744.2	$(48.0)	(6)%
Acquisition-related amortization expense of certain acquired intangibles (1)	236.7	176.4	60.3	34%
Legal expenses related to the 2017 cybersecurity incident (2)	1.5	(0.1)	1.6	nm
Fair market value adjustment and gain on sale of equity investments (3)	(33.2)	64.0	(97.2)	nm
Pension mark-to-market fair value adjustment (4)	(1.4)	20.2	(21.6)	nm
Foreign currency impact of certain intercompany loans (5)	(1.3)	(4.3)	3.0	(70)%
Acquisition-related costs other than acquisition amortization (6)	68.2	19.1	49.1	nm
Legal settlement (7)	—	(6.5)	6.5	nm
Realignment of internal resources and other costs (8)	24.0	8.6	15.4	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (9)	(6.8)	(14.2)	7.4	(52)%
Argentina highly inflationary foreign currency adjustment (10)	(0.2)	(0.8)	0.6	(75)%
Gain on settlement of Canada pension plan (11)	(2.2)	—	(2.2)	nm
Adjustments to deferred tax balances (12)	3.9	—	3.9	nm
Tax impact of adjustments (13)	(52.8)	(61.9)	9.1	(15)%
Net income attributable to Equifax, adjusted for items listed above	$932.6	$944.7	$(12.1)	(1)%
Diluted EPS attributable to Equifax, adjusted for items listed above	$7.56	$7.64	$(0.08)	(1)%
Weighted-average shares used in computing diluted EPS	123.3	123.6

(1)During the fourth quarter of 2022, we recorded acquisition-related amortization expense of certain acquired intangibles of $62.3 million ($50.5 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $11.8 million of tax is comprised of $15.9 million of tax expense net of $4.1 million of a cash income tax benefit. During the fourth quarter of 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $56.8 million ($46.3 million net of tax). The $10.5 million of tax is comprised of $14.6 million of tax expense net of $4.1 million of a cash income tax benefit.

For the year ended December 31, 2022, we recorded acquisition-related amortization expense of certain acquired intangibles of $236.7 million ($192.5 million net of tax). The $44.2 million of tax is comprised of $60.4 million of tax expense net of $16.2 million of a cash income tax benefit. For the year ended December 31, 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $176.4 million ($147.6 million net of tax). The $28.8 million of tax is comprised of $45.2 million of tax expense net of $16.4 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2022, we recorded legal expenses related to the 2017 cybersecurity incident of $0.2 million ($0.2 million, net of tax). For the year ended December 31, 2022 we recorded legal expenses related to the 2017 cybersecurity incident of $1.5 million ($1.2 million, net of tax). During the fourth quarter of 2021, we recorded pre-tax expenses related to the 2017 cyber security incident of $0.3 million ($0.3 million, net of tax). For the year ended December 31, 2021, we recorded a net benefit for legal fees net of recoveries related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax).

(3)During the fourth quarter of 2022, we recorded a $14.2 million ($9.0 million, net of tax) gain on the fair market value adjustment of an equity investment. For the year ended December 31, 2022, we recorded a $33.2 million ($17.4 million, net of tax) gain on the fair market value adjustment of an equity investment and gain on sale of equity method investments. During the fourth quarter of 2021 we recorded a $63.8 million ($40.8 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2021, we recorded a $64.0 million ($41.1 million, net of tax) loss on the fair market value adjustment of an equity investment. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2022, we recorded a $1.4 million gain ($1.0 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2021 we recorded a $20.2 million loss ($14.8 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded foreign currency loss of $1.4 million and foreign currency gain of $1.3 million, respectively, related to certain intercompany loans. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a foreign currency loss of $0.4 million and a foreign currency gain of $4.3 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded $25.3 million ($19.2 million, net of tax) and $68.2 million ($50.6 million, net of tax), respectively, for acquisition costs other than acquisition-related amortization. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded $8.9 million ($6.7 million, net of tax) and $19.1 million ($14.6 million, net of tax), respectively, for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from acquisitions and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(7)During the fourth quarter of 2021, we recorded a $6.5 million ($4.9 million, net of tax) true-up related to a legal settlement that was initially settled in the third quarter of 2018, which was not related to the 2017 cyber security incident. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2022 and the fourth quarter of 2021, we recorded $24.0 million ($18.0 million, net of tax) and $8.6 million ($6.5 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(9)During the fourth quarter and for the year ended December 31, 2022, we recorded a tax benefit of $0.5 million and $6.8 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter and for the year ended December 31, 2021, we recorded a tax benefit of $4.9 million and $14.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(10)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the fourth quarter and year ended December 31, 2022, we recorded a $0.1 million foreign currency loss and $0.2 million foreign currency gain, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the fourth quarter and year ended December 31, 2021, we recorded a $0.1 million foreign currency loss and a $0.8 million foreign currency gain, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(11)During the third quarter of 2022 and the year ended December 31, 2022, we recorded a gain on the settlement of our Canada pension plan of $2.2 million ($3.1 million, net of tax). We received a tax deduction for the settlement payments made resulting in a tax benefit. The impact is recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(12) During the first quarter of 2022 and the year ended December 31, 2022, we recorded a tax expense of $3.9 million related to adjustments to deferred tax balances resulting from changes in state tax law. See Notes to this reconciliation for additional detail.

(13)During the fourth quarter of 2022, we recorded the tax impact of adjustments of $18.3 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $11.8 million ($15.9 million of tax expense net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $5.2 million related to the fair market value adjustment of an equity investment, (iii) a tax adjustment of $0.4 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iv) a tax adjustment of $6.1 million related to acquisition costs other than acquisition-related amortization and (v) a tax adjustment of $6.0 million related to the realignment of internal resources. During the fourth quarter of 2021, we recorded the tax impact of adjustments of $41.6 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $10.5 million ($14.6 million of tax expense net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $23.0 million related to the fair market value adjustment of an equity investment, (iii) a tax adjustment of $5.4 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iv) a tax adjustment of $2.2 million related to acquisition costs other than acquisition-related amortization, (v) a tax adjustment of $1.6 million related to a legal settlement true-up not related to the 2017 cyber security incident and (vi) a tax adjustment of $2.1 million related to the realignment of internal resources.

For the year ended December 31, 2022, we recorded the tax impact of adjustments of $52.8 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $44.2 million ($60.4 million of tax expense net of $16.2 million of a cash income tax benefit), (ii) a tax adjustment of $0.3 million related to legal expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $15.8 million related to the gain on fair market value adjustment and gain on sale of equity investments, (iv) a tax adjustment of $0.4 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (v) a tax adjustment of $17.6 million related to acquisition costs other than acquisition-related amortization, (vi) a tax adjustment of $6.0 million related to the realignment of internal resources and (vii) a tax adjustment of $0.9 million related to the gain on settlement of Canada pension plan. For the year ended December 31, 2021, we recorded the tax impact of adjustments of $61.9 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $28.8 million ($45.2 million of tax expense net of $16.4 million of a cash income tax benefit), (ii) a tax adjustment of $0.2 million related to net benefit for legal fees net of recoveries related to the 2017 cybersecurity incident, (iii) a tax adjustment of $22.9 million related to the loss on fair market value adjustment of equity investments, (iv) a tax adjustment of $5.4 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (v) a tax adjustment of $4.5 million related to acquisition costs other than acquisition-related amortization, (vi) a tax adjustment of $1.6 million related to a legal settlement true-up not related to the 2017 cyber security incident and (vii) a tax adjustment of $2.1 million related to the realignment of internal resources.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, legal expenses related to the 2017 cyber security incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, Argentina highly inflationary foreign currency impacts, gain on settlement of Canada pension plan and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2022	2021	$ Change	% Change
Revenue	$1,198.0	$1,253.2	$(55.2)	(4)%
Net income attributable to Equifax	$108.2	$122.1	$(13.9)	(11)%
Income taxes	32.2	15.2	17.0	112%
Interest expense, net*	53.0	38.1	14.9	39%
Depreciation and amortization	142.3	132.2	10.1	8%
Legal expenses related to 2017 cybersecurity incident (1)	0.2	0.3	(0.1)	(33)%
Fair market value adjustment of equity investment (2)	(14.2)	63.8	(78.0)	nm
Pension mark-to-market fair value adjustment (3)	(1.4)	20.2	(21.6)	nm
Foreign currency impact of certain intercompany loans (4)	1.4	0.4	1.0	nm
Acquisition-related costs other than acquisition amortization (5)	25.3	8.9	16.4	nm
Legal settlement (6)	—	(6.5)	6.5	nm
Realignment of internal resources and other costs (7)	24.0	8.6	15.4	nm
Argentina highly inflationary foreign currency adjustment (8)	0.1	0.1	—	nm
Adjusted EBITDA, excluding the items listed above	$371.1	$403.4	$(32.3)	(9)%
Adjusted EBITDA margin	31.0%	32.2%

	Twelve Months Ended December 31,
(In millions)	2022	2021	$ Change	% Change
Revenue	$5,122.2	$4,923.9	$198.3	4%
Net income attributable to Equifax	$696.2	$744.2	$(48.0)	(6)%
Income taxes	229.5	200.7	28.8	14%
Interest expense, net*	180.4	144.3	36.1	25%
Depreciation and amortization	560.1	480.4	79.7	17%
Legal expenses related to 2017 cybersecurity incident (1)	1.5	(0.1)	1.6	nm
Fair market value adjustment and gain on sale of equity investments (2)	(33.2)	64.0	(97.2)	nm
Pension mark-to-market fair value adjustment (3)	(1.4)	20.2	(21.6)	nm
Foreign currency impact of certain intercompany loans (4)	(1.3)	(4.3)	3.0	(70)%
Acquisition-related costs other than acquisition amortization (5)	68.2	19.1	49.1	nm
Legal settlement (6)	—	(6.5)	6.5	nm
Realignment of internal resources and other costs (7)	24.0	8.6	15.4	nm
Argentina highly inflationary foreign currency adjustment (8)	(0.2)	(0.8)	0.6	(75)%
Gain on settlement of Canada pension plan (9)	(2.2)	—	(2.2)	nm
Adjusted EBITDA, excluding the items listed above	$1,721.6	$1,669.8	$51.8	3%
Adjusted EBITDA margin	33.6%	33.9%

*Excludes interest income of $1.6 million and $0.4 million for the fourth quarter of 2022 and 2021, respectively. Also, excludes interest income of $2.6 million and $1.3 million for the years ended December 31, 2022 and 2021, respectively.

(1)During the fourth quarter of 2022, we recorded legal expenses related to the 2017 cybersecurity incident of $0.2 million ($0.2 million, net of tax). For the year ended December 31, 2022 we recorded legal expenses related to the 2017 cybersecurity incident of $1.5 million ($1.2 million, net of tax). During the fourth quarter of 2021, we recorded pre-tax expenses related to the 2017 cyber security incident of $0.3 million ($0.3 million, net of tax). For the year ended December 31, 2021, we recorded a net benefit for legal fees net of recoveries related to the 2017 cybersecurity incident of $0.1 million ($0.1 million, net of tax).

(2)During the fourth quarter of 2022, we recorded a $14.2 million ($9.0 million, net of tax) gain on the fair market value adjustment of an equity investment. For the year ended December 31, 2022, we recorded a $33.2 million ($17.4 million, net of tax) gain on the fair market value adjustment of an equity investment and gain on sale of equity method investments. During the fourth quarter of 2021 we recorded a $63.8 million ($40.8 million, net of tax) loss on the fair market value adjustment of an equity investment. For the year ended December 31, 2021, we recorded a $64.0 million ($41.1 million, net of tax) loss on the fair market value adjustment of an equity investment. The changes in fair value were recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.
(3)During the fourth quarter of 2022, we recorded a $1.4 million gain ($1.0 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2021 we recorded a $20.2 million loss ($14.8 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded foreign currency loss of $1.4 million and foreign currency gain of $1.3 million, respectively, related to certain intercompany loans. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a foreign currency loss of $0.4 million and a foreign currency gain of $4.3 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded $25.3 million ($19.2 million, net of tax) and $68.2 million ($50.6 million, net of tax), respectively, for acquisition costs other than acquisition-related amortization. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded $8.9 million ($6.7 million net of tax) and $19.1 million ($14.6 million net of tax), respectively, for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction costs resulting from acquisitions and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2021, we recorded a $6.5 million ($4.9 million, net of tax) true-up related to a legal settlement that was initially settled in the third quarter of 2018, which was not related to the 2017 cyber security incident. See the Notes to this reconciliation for additional detail.
(7) During the fourth quarter of 2022 and the fourth quarter of 2021, we recorded $24.0 million ($18.0 million, net of tax) and $8.6 million ($6.5 million, net of tax), respectively, of restructuring charges for the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

(8)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. For the fourth quarter and year ended December 31, 2022, we recorded a $0.1 million foreign currency loss and $0.2 million foreign currency gain, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. For the fourth quarter and year ended December 31, 2021, we recorded a $0.1 million foreign currency loss and a $0.8 million foreign currency gain, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(9)During the third quarter of 2022 and the year ended December 31, 2022, we recorded a gain on the settlement of our Canada pension plan of $2.2 million ($3.1 million, net of tax). We received a tax deduction for the settlement payments made resulting in a tax benefit. The impact is recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

C. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization, legal expenses related to the 2017 cyber security incident, fair market value adjustment and gain on sale of equity investments, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, legal settlement unrelated to the 2017 cybersecurity incident, realignment of internal resources and other costs, Argentina highly inflationary foreign currency impacts, gain on settlement of Canada pension plan and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2022
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$508.4	$405.9	$283.7	—	$1,198.0
Operating Income	185.4	86.7	35.1	(131.1)	176.1
Depreciation and Amortization	41.4	50.5	32.4	18.0	142.3
Other income, net*	—	0.1	18.8	(0.7)	18.2
Noncontrolling interest	—	—	(0.9)	—	(0.9)
Adjustments (1)	10.8	5.8	(12.1)	30.9	35.4
Adjusted EBITDA	$237.6	$143.1	$73.3	$(82.9)	$371.1
Operating Margin	36.5%	21.4%	12.4%	nm	14.7%
Adjusted EBITDA Margin	46.8%	35.3%	25.8%	nm	31.0%

(In millions)	Twelve Months Ended December 31, 2022
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,325.4	$1,657.7	$1,139.1	—	$5,122.2
Operating Income	1,006.0	402.1	147.0	(499.1)	1,056.0
Depreciation and Amortization	162.2	191.4	132.0	74.5	560.1
Other income, net*	—	29.3	(20.5)	45.3	54.1
Noncontrolling interest	—	—	(4.0)	—	(4.0)
Adjustments (1)	25.3	(13.1)	38.1	5.1	55.4
Adjusted EBITDA	$1,193.5	$609.7	$292.6	$(374.2)	$1,721.6
Operating Margin	43.3%	24.3%	12.9%	nm	20.6%
Adjusted EBITDA Margin	51.3%	36.8%	25.7%	nm	33.6%

*Excludes interest income of $1.6 million in the fourth quarter and $2.6 million for the year ended December 31, 2022.

(In millions)	Three Months Ended December 31, 2021
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$531.6	$434.0	$287.6	—	$1,253.2
Operating Income	215.2	132.5	46.2	(141.7)	252.2
Depreciation and Amortization	39.2	42.5	33.9	16.6	132.2
Other income/(expense), net*	(0.1)	0.5	(69.5)	(6.8)	(75.9)
Noncontrolling interest	—	—	(0.9)	—	(0.9)
Adjustments (2)	3.0	(4.4)	76.3	20.9	95.8
Adjusted EBITDA	$257.3	$171.1	$86.0	$(111.0)	$403.4
Operating Margin	40.5%	30.5%	16.1%	nm	20.1%
Adjusted EBITDA Margin	48.4%	39.4%	29.9%	nm	32.2%

(In millions)	Twelve Months Ended December 31, 2021
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,035.4	$1,786.7	$1,101.8	—	$4,923.9
Operating Income	1,000.7	551.8	141.9	(556.4)	1,138.0
Depreciation and Amortization	106.6	158.4	141.2	74.2	480.4
Other income/(expense), net*	—	2.5	(50.4)	3.4	(44.5)
Noncontrolling interest	—	—	(4.3)	—	(4.3)
Adjustments (2)	3.1	(0.6)	75.9	21.8	100.2
Adjusted EBITDA	$1,110.4	$712.1	$304.3	$(457.0)	$1,669.8
Operating Margin	49.2%	30.9%	12.9%	nm	23.1%
Adjusted EBITDA Margin	54.6%	39.9%	27.6%	nm	33.9%

*Excludes interest income $0.4 million in the fourth quarter and $1.3 million for the year ended December 31, 2021.

(1)During the fourth quarter of 2022, we recorded pre-tax expenses of $0.2 million for legal fees related to the 2017 cybersecurity incident, $14.2 million unrealized gain on the fair market value adjustment of an equity investment, a $1.4 million gain related to mark-to-market fair value adjustment of our pension and postretirement benefit plans, $1.4 million foreign currency loss on certain intercompany loans, $25.3 million for acquisition-related costs other than acquisition amortization, $24.0 million of restructuring charges for the realignment of internal resources and other costs and a $0.1 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

For the year ended December 31, 2022, we recorded pre-tax expenses of $1.5 million for legal fees related to the 2017 cybersecurity incident, a $33.2 million unrealized gain related to the fair value adjustment and gain on sale of equity investments, a $1.4 million gain related to mark-to-market fair value adjustment of our pension and postretirement benefit plans, $1.3 million foreign currency gain on certain intercompany loans, $68.2 million for acquisition-related costs other than acquisition amortization, $24.0 million of restructuring charges for the realignment of internal resources and other costs, a foreign currency gain of $0.2 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy and $2.2 million for gain on settlement of our Canada pension plan.

(2)During the fourth quarter of 2021, we recorded pre-tax expenses of $0.3 million for legal fees related to the 2017 cybersecurity incident, $63.8 million for a loss on the fair market value adjustment of an equity investment, a $20.2 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $0.4 million for the foreign currency impact related to certain intercompany loans, $8.9 million for acquisition-related costs other than acquisition amortization, $6.5 million for a legal settlement adjustment unrelated to the 2017 cybersecurity incident, $8.6 million of restructuring charges for the realignment of internal resources and other costs and a $0.1 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

For year ended December 31, 2021, we recorded a pre-tax benefit of $0.1 million for legal fees net of recoveries related to the 2017 cybersecurity incident, a $64.0 million loss related to the fair value adjustment of equity investments, a $20.2 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, $4.3 million for the foreign currency impact related to certain intercompany loans, $19.1 million for acquisition-related costs other than acquisition amortization, $6.5 million for a legal settlement adjustment unrelated to the 2017 cybersecurity incident,$8.6 million of restructuring charges for the realignment of internal resources and other costs and a $0.8 million foreign currency gain related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Acquisition-related amortization expense, net of tax - During the fourth quarter of 2022 and 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $62.3 million ($50.5 million, net of tax) and $56.8 million ($46.3 million net of tax), respectively. For the years ended December 31, 2022 and 2021, we recorded acquisition-related amortization expense of certain acquired intangibles of $236.7 million ($192.5 million net of tax) and $176.4 million ($147.6 million net of tax), respectively.

We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Legal expenses related to the 2017 cybersecurity incident - Legal expenses related to the 2017 cybersecurity incident include legal fees to respond to subsequent litigation and government investigations for the periods presented. During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded legal expenses related to the 2017 incident of $0.2 million ($0.2 million, net of tax) and $1.5 million ($1.2 million, net of tax), respectively. During the fourth quarter of 2021 and for year ended December 31, 2021, we recorded pre-tax expense of $0.3 million ($0.3 million, net of tax) and a pre-tax benefit of $0.1 million ($0.1 million, net of tax), respectively. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. The legal expenses related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Fair market value adjustment and gain on sale of equity investments - During the fourth quarter and for the year ended December 31, 2022, we recorded a $14.2 million ($9.0 million, net of tax) and $33.2 million ($17.4 million, net of tax) unrealized gain related to adjusting our investment in Brazil to fair value and gain related to the sale of equity method investments. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a $63.8 million ($40.8 million, net of tax) and $64.0 million ($41.1 million, net of tax) loss related to adjusting our investment in Brazil to fair value. The investment had previously been recorded on our books at cost less impairment, as it did not have a readily determinable fair value. Subsequent to the initial public offering, our investment in Brazil has been adjusted to fair value, and will continue to be adjusted to fair value at the end of each reporting period, with unrealized gains or losses to be recorded within the Consolidated Statements of Income in Other Income (Expense), net.

Pension mark-to-market fair value adjustment - We utilize a mark-to-market method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under our accounting methodology for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense) on the Consolidated Statements of Income, with pension and postretirement plans to be remeasured annually in the fourth quarter, or on an interim basis as triggering events require remeasurement. During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded a $1.4 million ($1.0 million, net of tax) gain related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a $20.2 million ($14.8 million, net of tax) loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Gain on settlement of Canada pension plan - During the third quarter of 2022, we recorded a gain on the settlement of our Canada pension plan of $2.2 million ($3.1 million, net of tax). We received a tax deduction for the settlement payments made resulting in a tax benefit. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. The impact is recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

Foreign currency impact of certain intercompany loans - During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded a $1.4 million foreign currency loss and a $1.3 million foreign currency gain, respectively, related to certain intercompany loans. During the fourth quarter of 2021 and for the year ended December 31, 2021, we recorded a $0.4 million foreign currency loss and a $4.3 million foreign currency gain, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the fourth quarter and for the year ended December 31, 2022, we recorded $25.3 million ($19.2 million, net of tax) and $68.2 million ($50.6 million, net of tax) for acquisition costs other than acquisition-related amortization. During the fourth quarter and for the year ended December 31, 2021, we recorded $8.9 million ($6.7 million, net of tax) and $19.1 million ($14.6 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to transaction and integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Legal Settlement - During the third quarter of 2018, we recorded an $18.5 million ($14.1 million, net of tax) charge for legal fees and a legal settlement that was not related to the 2017 cybersecurity incident. As of December 31, 2021, the claims period related to the settlement is over and we have recorded a true-up of $6.5 million ($4.9 million, net of tax) for the final settlement amount. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the year ended December 31, 2021, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the fourth quarter of 2022 and the fourth quarter of 2021, we recorded a restructuring charge of $24.0 million ($18.0 million, net of tax) and $8.6 million ($6.5 million, net of tax), respectively, related to the realignment of internal resources and other costs, which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the years ended December 31, 2022 and 2021, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter and for the year ended December 31, 2022, we recorded a tax benefit of $0.5 million and $6.8 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter and for the year ended December 31, 2021, we recorded a tax benefit of $4.9 million and $14.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2022, as compared to the corresponding periods in 2021, because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2022 and for the year ended December 31, 2022, we recorded a foreign currency loss of $0.1 million and foreign currency gain of $0.2 million, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter and the year ended December 31, 2021, we recorded a foreign currency loss of $0.1 million and a foreign currency gain of $0.8 million. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments to deferred tax balances - For the first quarter of 2022, we recorded a tax expense of $3.9 million related to adjustments to deferred tax balances resulting from changes in U.S. state tax law. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results for the twelve months ended December 31, 2022, since a charge of such amount for 2022 is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.